Exhibit (c)(10)



October 23, 2020

Project Gibraltar Preliminary Valuation Thoughts

Table of Contents

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1. Gibraltar Trading and Investor View Update

Gibraltar Stock Price Since Separation of GCP

Gibraltar Stock Price Performance

(Since GCP Spin)

	Share Price	Current Premium/ (Discount)
Current	$46.14	--
Price at GCP Spin	67.95	*(32.1%)*
All Time High	79.61	*(42.0)*
VWAP		
YTD	$71.66	*(35.6%)*
L1Y	72.87	*(36.7)*
L2Y	64.49	*(28.5)*



$100.00
80.00
$67.95
60.00
40.00
20.00
Feb-16
Sep-16
Apr-17
Nov-17
Jun-18
Jan-19
Aug-19
Mar-20
Oct-20
April 22, 2016: Announces acquisition of BASF's Polyolefin Catalysts Business for $250mm
December 14, 2017: Announces acquisition of Albemarle's Polyolefin Catalysts business for $416mm
May 5, 2018: 40 North 13D Filing (Discloses 9.9% Stake)
August 30, 2019: 40 North increased holdings to 14.8%
March 23, 2020: COVID-19 Market Trough
February 4, 2016: Gibraltar Spin-Off, GCP, completes first "regular way" day of trading
February 8, 2018: One-day share price decrease of 8.0% post Q4 2017 earnings announcement. Aside from lower than expected Materials Technologies EBIT margins, Gibraltar posted modest beats across the business. Broker reaction widely positive; however, markets did not view earnings as favorably
December 26, 2018: 40 North discloses increased holding to 13.9%
February 20, 2019: 40 North 13D Filing (Discloses 14.0% Stake) and Gibraltar adds 2 board seats in collaboration with 40 North
January 16, 2020: Gibraltar's current 52 week high of $73.36
March 31, 2020: 40 North increased holdings to 14.9%
October 14, 2020: Kathleen Reiland (40 North's representative) resigned from the board
Gibraltar: $46.14 (39.4%)

Source: FactSet. Market data as of 10/16/2020.

Gibraltar and Peer Trading Multiples Over Time

FV / NTM EBITDA

(Since GCP Spin)

	FV / NTM EBITDA (Average)				
	Current	1-Year	2-Year	3-Year	Since Spin
Gibraltar	9.3x	9.5x	10.0x	10.4x	10.9x
Albemarle	14.8	12.4	10.5	11.2	12.0
Umicore	12.4	13.4	12.3	13.0	12.2
Clariant[(1)]	10.2	10.0	8.7	8.5	8.1
Johnson Matthey	8.8	8.4	8.6	8.9	9.2
Peer Average	11.6	11.0	10.0	10.4	10.4


20.0x
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
Feb-16
Jun-16
Oct-16
Feb-17
Jun-17
Oct-17
Feb-18
Jun-18
Oct-18
Feb-19
Jun-19
Oct-19
Feb-20
Jun-20
Oct-20
Albemarle 14.8x
Umicore 12.4x
Clariant 10.2x(1)
Gibraltar 9.3x
JM 8.8x

FV / LTM EBITDA

(Since GCP Spin)

	FV / LTM EBITDA (Average)				
	Current	1-Year	2-Year	3-Year	Since Spin
Gibraltar	10.6x	9.9x	10.6x	10.9x	11.1x
Albemarle	15.4	11.6	10.5	11.7	12.6
Umicore	14.0	14.9	13.7	14.8	13.8
Clariant[(1)]	10.8	10.2	8.9	8.8	8.4
Johnson Matthey	9.0	8.4	8.9	9.4	9.6
Peer Average	12.3	11.3	10.5	11.2	11.1


20.0x
18.0
16.0
14.0
12.0
10.0
8.0
6.0
4.0
Feb-16
Jun-16
Oct-16
Feb-17
Jun-17
Oct-17
Feb-18
Jun-18
Oct-18
Feb-19
Jun-19
Oct-19
Feb-20
Jun-20
Oct-20
Albemarle 15.4x
Umicore 14.0x
Clariant 10.8x(1)
Gibraltar 10.6x
JM 9.0x

Source: Company filings, FactSet.
(1) Pro forma for cash consideration of CHF 1.41bn for sale of Masterbatches business and announced cash distribution of CHF 990mm.

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Gibraltar NTM EBITDA Distribution Since Spin

Firm Value / NTM EBITDA Distribution Since GCP Spin

Since Spin	
1st Quartile	10.2x
2st Quartile	11.2x
3st Quartile	11.5x
Mode	11.4x


Volume weighted
average multiple
(VWAM) = 10.9x
Current FV/ NTM
EBITDA: 9.3x
50%
45
40
35
30
25
20
15
10
5
0
6%
12%
25%
43%
11%
2%
<=9x
>9x-10x
>10x-11x
>11x-12x
>12x-13x
>13x

Source: Company Filings, FactSet. Market Data as of 10/16/2020.

Wall Street Perspectives on Gibraltar

Analysts Remain Bullish

Selected Analyst Recommendations

Broker	Date	Primary Valuation Methodology	Rating	Target Price	Premium/ (Discount) to Current	
Monness, Crespi, Hardt	09 Oct '20	-	Buy	$75.00	62.5%	High
Seaport Global Securities	14 Oct '20	-	Buy	70.00	51.7	
Vertical Research Partners	15 Oct '20	-	Buy	66.00	43.0	
CL King & Associates	14 Oct '20	-	Buy	60.00	30.0	
Berenberg	06 Aug '20	2020E EV/ EBITDA	Buy	60.00	30.0	
Credit Suisse	17 Sept '20	2021E EV/EBITDA	Buy	59.00	27.9	
Baird Equity	15 Oct '20	2021E EV/EBITDA	Buy	59.00	27.9	
BMO Capital Markets	13 Oct '20	2021E EV/EBITDA	Buy	56.00	21.4	
Wells Fargo Securities	14 Oct '20	2021E EV/EBITDA	Hold	53.00	14.9	
Goldman Sachs	15 Oct '20	2021/2022 EV/ EBITDA	Buy	52.00	12.7	
Jefferies	17 Sep '20	2022 EPS	Hold	45.00	(2.5)	
Loop Capital Markets	07 Aug '20	-	Hold	45.00	(2.5)	Low
High				$75.00	62.5%	
Median				59.00	27.9	
Low				45.00	(2.5)	
Current Gibraltar Stock Price				**$46.14**	--	

Decreasingly Viewed as a Buy


92%
92%
92%
85%
85%
85%
92%
75%
77%
77%
15%
15%
15%
25%
23%
23%
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Current
Hold
Buy

Brokers Adjusted Target Price Down


$87.00
$71.84
$74.00
$92.00
$71.43
$75.00
$89.00
$64.03
$75.00
$95.00
$75.58
$80.00
$95.00
$74.88
$81.00
$92.00
$68.00
$72.00
$94.00
$67.80
$72.00
$82.00
$51.80
$33.00
$80.00
$49.29
$45.00
$75.00
$46.14
$45.00
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Current
Target Price Range (Low to High)
Period Average Share Price

Analyst Views on Gibraltar

"While the hurricane impact is a setback, it is one-time. The fundamentals improving as expected (or modestly better) is the important take-away as it demonstrates **[Gibraltar] 's core end-markets are coming back** and assuming change to the macro/COVID-19 trends, it sets the stage for a **much improved 2021. We believe this should be viewed as a positive for this undervalued stock.**"

BMO – September 2020

"[Gibraltar] is also providing preliminary views on 4Q, with the expectation for **sequential sales growth of 10-13% driven by a recovery in refining catalysts** [...] In our view, this may be a bit below initial investor expectations, but we believe: (i.) this range is likely very conservative and (ii.) expectations have been **falling throughout 3Q out of "plateau fears", meaning this PR may be met with relief, especially given GRA's depressed valuation. We believe investor focus will now shift to '21 and the normalization process.**"

Credit Suisse – September 2020

"We recognize that [Gibraltar's] **shift to polyolefin catalysts is underappreciated and could provide more steady growth longer term.** While [Gibraltar] has traded in an EV/EBITDA range of 10.0x to 12.0x (10 years) and currently trades at a 2021E EV/EBITDA of ~8.0x in line with commodity chemicals, **we believe its specialty portfolio should garner a 2021E EV/EBITDA of ~9.5x which yields upside to $53 (prior $55) and is lowered to reflect near term cuts.**"

Wells Fargo – September 2020

"Downside risks include worsening raw material inflation and weak transportation fuel demand. Additionally, GRA's relatively **lower leverage to a cyclical upturn vs. more commodity-focused names could drive underperformance-risk.**"

Goldman Sachs – October 2020

Source: FactSet, Bloomberg, and Wall Street Research. Market data as of 10/16/2020.

Gibraltar EBITDA Wall Street Estimates Over Time

Consensus EBITDA Estimates Over Time

($ mm)



2019E
2020E
2021E
$750
700
650
600
550
500
450
400
350
300
$702
$640
$599
$574
(4.2%)
$548
(21.9%)
$427
(33.2%)
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19
Jan-20
Apr-20
Jul-20
Oct-20

Source: FactSet. Market Data as of 10/16/2020.

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Gibraltar Historical and Projected Segment EBITDA

Adj. EBITDA
($ mm)



Catalyst Technologies
Materials Technologies
Pension & Other
Corporate
'15A – '19A CAGR: 6.5%
2020E – 2023E EBITDA Base Case in line with consensus
'20E – '27E CAGR: 8.6%
$445
$120
$415
($72)
$501
$124
$445
($56)
$526
$120
$483
($64)
$558
$121
$522
($70)
$574
$112
$548
($69)
$436
$85
$427
$427
($62)
$547
$109
$548
$520
($66)
$593
$118
$584
$563
($70)
$628
$125
$622
$592
($71)
$664
$133
$623
($72)
$701
$141
$656
($76)
$739
$149
$691
($80)
$779
$158
$728
($84)
2015A
2016A
2017A
2018A
2019A
2020E
2021E
2022E
2023E
2024E
2025E
2026E
2027E

	2015A	2016A	2017A	2018A	2019A	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Catalysts Technologies % of Total EBITDA	77.6%	78.3%	80.1%	81.2%	83.0%	83.4%	82.7%	82.6%	82.5%	82.4%	82.3%	82.2%	82.1%
Materials Technologies % of Total EBITDA	22.4%	21.7%	19.9%	18.8%	17.0%	16.6%	17.3%	17.4%	17.5%	17.6%	17.7%	17.8%	17.9%
Catalysts Technologies Y-o-Y Growth	–	7.2%	8.4%	8.2%	5.0%	(22.2%)	21.9%	8.2%	5.3%	5.3%	5.3%	5.3%	5.3%
Materials Technologies Y-o-Y Growth	–	2.8%	(2.7%)	0.7%	(7.5%)	(24.1%)	28.2%	8.5%	6.1%	6.1%	6.1%	6.0%	5.8%

Source: Company financials, Company Presentations,

Gibraltar Long-Term EBITDA Margin Analysis

Adj. EBITDA Margins



Catalyst Technologies(2)
Gibraltar Overall
2015A and 2016A restated to reflect separation of Gibraltar and GCP of Feb. 2, 2016
45%
40
35
30
25
20
15
10
5
0
ART JV(1) becomes an unconsolidated affiliate
Segment Catalyst Technologies formed(2)
GCP Spin Off(3)
15.6%
16.4%
19.8%
25.0%
29.6%
35.3%
34.0%
35.7%
35.7%
38.3%
37.8%
35.7%
36.6%
12.8%
12.5%
12.1%
16.5%
18.6%
20.2%
22.0%
23.5%
27.3%
31.3%
30.6%
28.9%
29.3%
Acquired BASF Polyolefin Catalysts business in 2016, Evonik's dental silica product lines in 2017 and Albemarle's Polyolefin Catalysts business in 2018
2007A
2008A
2009A
2010A
2011A
2012A
2013A
2014A
2015A
2016A
2017A
2018A
2019A

Source: Company information.

(1) ART JV EBITDA calculated by adding equity income received and compensation for SG&A, R&D services for ART, plus applied mark-up on the COGS. Prior to 1-Dec-2009, Gibraltar owned 55% of the ART JV, and consolidated the entity as a subsidiary in the financial statements. On 1-Dec-09, Gibraltar sold 5% of its interest to Chevron, losing controlling interest and therefore deconsolidated ART and recorded its investment in ART using the equity method of accounting as of 1-Dec-09.

(2) From 2012 Gibraltar divided the businesses operating through the segment Grace Davison into two operating segments: Catalyst Technologies and Material Technologies. Grace Davison was made up of Refining Technologies, Material Technologies and Specialty Technologies.

(3) GCP spin off included the Darex Packaging Technologies businesses, which contributed ~4% to the Catalyst Technologies business revenue.

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Gibraltar Shareholder Momentum

Rank	Investor	Style	% Ownership	Shares Held as of 09/30/2020	06/30/2020	03/31/2020	12/31/2019	09/30/2019	06/30/2019	03/31/2019	12/31/2018	09/30/2018	Estimated Cost Basis
1	40 North Management LLC	GARP	14.9%	9,865,008	9,865,008	9,865,008	9,865,008	9,865,008	9,344,510	9,344,510	9,344,510	6,662,275	-
2	The Vanguard Group, Inc.	Index	8.6	5,692,246	5,692,246	5,982,295	5,849,155	5,804,453	6,009,256	6,165,440	6,130,332	6,053,435	71.66
3	TPG Group Holdings (SBS) Advisors, Inc.		6.0	3,963,410	3,963,410	3,936,806	2,451,368	2,254,003	1,846,645	1,996,161	1,964,046	–	62.58
4	Soroban Capital Partners LP	Growth	4.1	2,731,556	2,731,556	2,731,556	2,790,996	2,790,996	2,790,996	3,200,000	3,200,000	3,156,775	72.00
5	Fidelity Management & Research Co. LLC	Aggressive Growth	3.6	2,376,279	2,376,279	442,000	593,900	1,634,017	1,373,506	603,197	562,527	372,417	51.86
6	BlackRock Fund Advisors	Index	3.5	2,305,303	2,305,303	2,276,101	2,415,833	2,424,746	2,650,966	2,768,150	2,713,105	2,929,808	71.82
7	Temasek Holdings Pte Ltd. (Investment Management)	Aggressive Growth	3.3	2,187,501	2,187,501	2,187,501	2,187,501	2,187,501	2,187,501	2,187,501	2,187,501	2,187,501	72.10
8	Gates Capital Management, Inc.	Value	3.2	2,104,067	2,104,067	1,633,083	1,175,140	1,515,966	1,135,271	1,155,271	1,453,402	1,779,553	63.03
9	Lyrical Asset Management LP	Value	3.0	1,958,521	1,958,521	–	–	–	–	–	–	–	47.18
10	Diamond Hill Capital Management, Inc.	Value	2.6	1,734,372	1,734,372	2,388,685	1,342,314	604,650	83,489	102,063	110,794	5,814	63.40
11	Cantillon Capital Management LLC	Aggressive Growth	2.5	1,686,006	1,686,006	1,663,100	–	–	–	–	–	–	57.16
12	Iridian Asset Management LLC	Value	1.7	1,144,192	1,144,192	1,321,507	1,326,287	1,536,298	2,003,581	2,310,270	2,903,312	2,640,713	71.44
13	Henderson Global Investors Ltd.	Growth	1.6	1,067,118	1,067,118	–	–	–	–	–	925,085	–	47.18
14	Adage Capital Management LP	Growth	1.4	914,525	914,525	1,078,225	850,000	700,000	799,600	–	–	585,171	70.10
15	Russell Investment Management LLC	Growth	1.3	849,587	849,587	196,932	351,055	199,544	202,962	257,429	128,359	112,529	52.49
16	Invesco Advisers, Inc.	Growth	1.2	795,816	795,816	1,012,994	859,027	876,094	620,784	456,163	590,494	627,314	69.82
17	Norges Bank Investment Management	Growth	1.2	769,287	769,287	769,287	769,287	842,518	842,518	842,518	842,518	632,365	70.27
18	SSgA Funds Management, Inc.	Index	1.1	695,624	695,624	758,864	772,823	795,089	823,061	934,646	892,649	905,221	72.17
19	Dimensional Fund Advisors LP	Value	1.0	688,065	688,065	626,330	586,921	496,121	463,580	460,447	467,386	393,864	67.50
20	Arrowstreet Capital LP	Growth	0.9	618,959	618,959	163,447	152,799	221,435	–	8,746	–	–	53.03
21	Geode Capital Management LLC	Index	0.9	616,973	616,973	605,147	589,613	561,551	638,599	649,212	623,801	593,585	70.76
22	D. E. Shaw & Co. LP	Growth	0.9	606,622	606,622	1,130,367	1,128,422	966,372	663,048	1,037,892	932,101	1,422,497	70.92
23	Ceredex Value Advisors LLC	Value	0.9	587,042	587,042	587,042	555,542	–	–	–	–	–	66.55
24	Goldman Sachs Asset Management LP	Aggressive Growth	0.8	558,302	558,302	114,939	261,694	302,775	345,024	455,639	397,743	315,568	52.08
25	Petrus Securities LP	GARP	0.8	500,000	500,000	500,000	–	–	–	–	–	–	57.30
Total			71.0%										
	Quarterly Volume Weighted Average Price			$45.66	$47.18	$57.30	$67.07	$70.16	$74.92	$73.55	$64.76	$72.10	$64.43

Legend: Increase | Neutral | Decrease

Source: FactSet. Market Data as of 10/16/2020.

Investor Perceived Risk and Return for Gibraltar

Investor Positives

- Mega trends intact, driving growth in key segments:
  - Clean fuels / IMO 2020 (ART)
  - Polymer demand (2x GDP) from lightweighting, high performance plastics, etc.
  - Increased focus on health / wellness (consumer / pharma)
- Over $250mm in growth capacity investments since 2017 (3 major capacity additions online: PE Catalysts, HPC, and Colloidal Silica)
- Self-help actions committed and ongoing (capex lowered by $40mm, operating expenses lowered by $35-40mm and working capital reduced by $45-50mm)
- Miles driven recovering to pre-COVID levels (96%)

Investor Concerns

- 40% EBIT from transportation fuel / refining
- Fuel demand recovery uncertain – while miles driven recovering, air travel continues to lag
- Not participating in "normal" cyclical recovery, like other cyclical stocks
- Lacking pricing power in refining catalysts ("value-in-use")
- Potential pressure on margins from raw material pricing
- Lake Charles damage without insurance recovery
- Pre-COVID, several one-off items impacted 2019 performance: excess inventory in specialty catalysts, FCC customer loss, elevated turnarounds in CDU (Crude Distillation Unit) refinery



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Gibraltar Will Benefit from Attractive Macro Trends

Gibraltar's exposure to tailwinds related to sustainability and the energy industry transition make it attractive to a future strategic acquiror.



Hydroprocessing catalysts for cleaner transportation fuels



Polyolefin catalysts for lightweighting and increased petrochemicals focus of major refiners



Plastic recycling catalysts to aid the circular economy



Non-phthalate PP catalysts for safer packaging and household items



Additives to reduce SOx and NOx emissions from refinery operations

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Acquisition of Gibraltar – Analysis at Various Prices

($ in millions, except per share data)		Gibraltar @ Market	$55.00	$60.00	$62.50	$65.00	$67.50	$70.00	$75.00	$80.00
			Illustrative Gibraltar Share Price							
			Illustrative Range of Premia							
Share Price Premium / Discount to:										
Current Share Price	*$46.14*	–	*19.2%*	*30.0%*	*35.5%*	*40.9%*	*46.3%*	*51.7%*	*62.5%*	*73.4%*
Unaffected Share Price (10/13/2020) [1]	*40.06*	*15.2*	*37.3*	*49.8*	*56.0*	*62.3*	*68.5*	*74.7*	*87.2*	*99.7*
Price at Spin (2/3/2016)	*66.57*	*(30.7)*	*(17.4)*	*(9.9)*	*(6.1)*	*(2.4)*	*1.4*	*5.2*	*12.7*	*20.2*
High Since Spin (07/04/2019)	*79.61*	*(42.0)*	*(30.9)*	*(24.6)*	*(21.5)*	*(18.4)*	*(15.2)*	*(12.1)*	*(5.8)*	*0.5*
3-Calendar Month VWAP	*44.07*	*4.7*	*24.8*	*36.1*	*41.8*	*47.5*	*53.2*	*58.8*	*70.2*	*81.5*
6-Calendar Month VWAP	*46.82*	*(1.5)*	*17.5*	*28.1*	*33.5*	*38.8*	*44.2*	*49.5*	*60.2*	*70.9*
Avg. Cost Basis for Top 25 Shareholders [2]	*64.43*	*(28.4)*	*(14.6)*	*(6.9)*	*(3.0)*	*0.9*	*4.8*	*8.6*	*16.4*	*24.2*
52-Week High (01/16/2020)	*73.36*	*(37.1)*	*(25.0)*	*(18.2)*	*(14.8)*	*(11.4)*	*(8.0)*	*(4.6)*	*2.2*	*9.1*
52-Week Low (03/19/2020)	*26.75*	*72.5*	*105.6*	*124.3*	*133.6*	*143.0*	*152.3*	*161.7*	*180.4*	*199.1*
Equity Value		**$3,054**	**$3,640**	**$3,971**	**$4,137**	**$4,302**	**$4,468**	**$4,635**	**$4,969**	**$5,303**
Plus: Debt [3][4]		2,039	2,039	2,039	2,039	2,039	2,039	2,039	2,039	2,039
Plus: Minority Interest		4	4	4	4	4	4	4	4	4
Less: Cash [4]		(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)
Firm Value		**$4,847**	**$5,434**	**$5,765**	**$5,930**	**$6,095**	**$6,261**	**$6,428**	**$6,762**	**$7,096**
Plus: Pension Liability		$372	$372	$372	$372	$372	$372	$372	$372	$372
Pension Adjusted Firm Value		**$5,219**	**$5,806**	**$6,137**	**$6,302**	**$6,468**	**$6,633**	**$6,800**	**$7,134**	**$7,469**
Valuation Metrics										
Firm Value / EBITDA	**Metric**									
CY 2019A EBITDA	$574	8.5x	9.5x	10.1x	10.3x	10.6x	10.9x	11.2x	11.8x	12.4x
Adjusted Pro Forma 2020E EBITDA [5]	501	9.7	10.9	11.5	11.8	12.2	12.5	12.8	13.5	14.2
CY 2020E EBITDA	436	11.1	12.5	13.2	13.6	14.0	14.4	14.7	15.5	16.3
CY 2021E EBITDA	547	8.9	9.9	10.5	10.8	11.1	11.4	11.7	12.4	13.0
CY 2022E EBITDA	593	8.2	9.2	9.7	10.0	10.3	10.6	10.8	11.4	12.0
Pension Adj. Firm Value / EBITDAP [6]										
CY 2019A EBITDAP	$592	8.8x	9.8x	10.4x	10.6x	10.9x	11.2x	11.5x	12.1x	12.6x
Adjusted Pro Forma 2020E EBITDAP [5]	515	10.1	11.3	11.9	12.2	12.6	12.9	13.2	13.9	14.5
CY 2020E EBITDAP	450	11.6	12.9	13.6	14.0	14.4	14.7	15.1	15.9	16.6
CY 2021E EBITDAP	563	9.3	10.3	10.9	11.2	11.5	11.8	12.1	12.7	13.3
CY 2022E EBITDAP	611	8.5	9.5	10.0	10.3	10.6	10.9	11.1	11.7	12.2

Source: FactSet, company filings. Market data as of 10/16/2020.
(1) Day before Kathleen Reiland resigned from the board (10/14/2020).
(2) Excluding 40 North.
(3) Includes debt issuance costs; excludes contingent liabilities.
(4) Pro forma for redemption of 5.125% senior unsecured notes due in 2021.
(5) Adjustments include H2 Annualized EBITDA of $477 + Hurricane Laura adjustment of $24mm.
(6) Includes certain pension costs of ($18)mm for 2019A, ($14)mm for 2020E, ($15)mm for 2021E and ($18)mm for 2022E.

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Implied Multiples at Total Transaction Values

($ in millions, except per share data)		Gibraltar @ Market	Illustrative Gibraltar Share Price							
			$55.00	$60.00	$62.50	$65.00	$67.50	$70.00	$75.00	$80.00
Share Price Premium / Discount to:			*Illustrative Range of Premia*							
Current Share Price	*$46.14*	--	*19.2%*	*30.0%*	*35.5%*	*40.9%*	*46.3%*	*51.7%*	*62.5%*	*73.4%*
Equity Value		**$3,054**	**$3,640**	**$3,971**	**$4,137**	**$4,302**	**$4,468**	**$4,635**	**$4,969**	**$5,303**
Plus: Debt (1)(2)		2,039	2,039	2,039	2,039	2,039	2,039	2,039	2,039	2,039
Plus: Minority Interest		4	4	4	4	4	4	4	4	4
Less: Cash (2)		(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)	(250)
Firm Value		**$4,847**	**$5,434**	**$5,765**	**$5,930**	**$6,095**	**$6,261**	**$6,428**	**$6,762**	**$7,096**
Plus: Pension Liability		372	372	372	372	372	372	372	372	372
Pension Adjusted Firm Value		**$5,219**	**$5,806**	**$6,137**	**$6,302**	**$6,468**	**$6,633**	**$6,800**	**$7,134**	**$7,469**
Plus: Environmental Liabilities		106	106	106	106	106	106	106	106	106
Plus: CoC Payments & Debt Breakage Costs		89	89	89	89	89	89	89	89	89
Plus: Transaction Expenses (2% of Firm Value)		97	109	115	119	122	125	129	135	142
Total Transaction Value		**$5,511**	**$6,109**	**$6,447**	**$6,616**	**$6,785**	**$6,953**	**$7,123**	**$7,464**	**$7,805**
Less: Present Value of NOLs		(334)	(334)	(334)	(334)	(334)	(334)	(334)	(334)	(334)
Total Transaction Value - Including NOLs		**$5,177**	**$5,775**	**$6,113**	**$6,282**	**$6,451**	**$6,619**	**$6,789**	**$7,130**	**$7,471**
Valuation Metrics										
Transaction Value / EBITDA	Metric									
CY 2019A EBITDA	$574	9.6x	10.7x	11.2x	11.5x	11.8x	12.1x	12.4x	13.0x	13.6x
Adjusted Pro Forma 2020E EBITDA(3)	501	11.0	12.2	12.9	13.2	13.5	13.9	14.2	14.9	15.6
CY 2020E EBITDA	436	12.6	14.0	14.8	15.2	15.6	15.9	16.3	17.1	17.9
CY 2021E EBITDA	547	10.1	11.2	11.8	12.1	12.4	12.7	13.0	13.6	14.3
CY 2022E EBITDA	593	9.3	10.3	10.9	11.2	11.4	11.7	12.0	12.6	13.2
Adjusted Transaction Value – Including NOLs / EBITDA										
CY 2019A EBITDAP	$592	8.7x	9.8x	10.3x	10.6x	10.9x	11.2x	11.5x	12.0x	12.6x
Adjusted Pro Forma 2020E EBITDAP(3)	515	10.1	11.2	11.9	12.2	12.5	12.9	13.2	13.9	14.5
CY 2020E EBITDAP	450	11.5	12.8	13.6	14.0	14.3	14.7	15.1	15.8	16.6
CY 2021E EBITDAP	563	9.2	10.3	10.9	11.2	11.5	11.8	12.1	12.7	13.3
CY 2022E EBITDAP	611	8.5	9.5	10.0	10.3	10.6	10.8	11.1	11.7	12.2

Source: FactSet, company filings. Market data as of 10/16/2020.
(1) Includes debt issuance costs; excludes contingent liabilities.
(2) Pro forma for redemption of 5.125% senior unsecured notes due in 2021.
(3) Adjustments include H2 Annualized EBITDA of $477 + Hurricane Laura adjustment of $24mm.

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Strategic Buyer Would Be More Motivated with a Back to Back Transaction Partner

Strategic buyer could lead transaction and acquire in back to back deal to sell Materials Technologies and the liabilities resulting in fairly modest increase in multiple.

($ in millions)

Strategic Acquires Gibraltar

Purchase Price	$70.00
x FDSO	66.2
= Equity Value	$4,635
+ FV Adjustments	1,793
= Firm Value	$6,428
FV / 2021E EBITDA ($547mm)	11.7x
FV / 2021E EBITDA w/ Synergies ($647mm)	9.9

- Acquire 100% of Gibraltar shares
- Estimated total synergies of ~$100mm (~5% of Gibraltar 2021E revenue)

Partner Acquires Gibraltar Materials Technologies

Materials Technologies EBITDA (2021E)	$109
(x) Assumed Sale Multiple	11.0x
= Gross Proceeds	$1,198
- Assumed Liability	(200)
- Taxes Paid	(125)
= Net Proceeds	$873

- Assumed tax basis of $600mm based on ~50% of Materials Technologies Value
- Assumed capital gains tax rate of 21%

Pro Forma Transaction Multiple of Gibraltar Catalysts

Gibraltar Firm Value	$6,428
- Net Materials Technolgies Proceeds	(873)
Net Gibraltar Firm Value	$5,555
FV / 2021E EBITDA ($438mm)	12.7x
FV / 2021E EBITDA w/ Synergies ($513mm)	10.8

Sensitivity to Strategic Offer Price

$70.00	$75.00	$80.00	$85.00
12.7x	13.4x	14.2x	14.9x

- Assumes stranded costs are able to be managed away
- Illustrative estimated synergies of ~$75mm

Source: FactSet, company filings. Market data as of 10/16/2020.

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2. Gibraltar Valuation Analysis

Gibraltar – Preliminary Valuation Summary

Preliminary analysis and subject to further refinement, including assumptions regarding pensions, taxes, etc.

Current Share Price: $46.14

Total NPV of Net Operating Losses of ~$334mm implies impact of ~$5 / share [5]

Methodology	Key Assumptions	Implied Equity Value / Share[1]	Implied FV / 2020E Adj. EBITDA [2] (2020E EBITDA: $436mm)	Implied FV / 2021E Adj. EBITDA [2] (2021E EBITDA: $547mm)
Future Share Price	• FV / NTM Multiple range of 9.3x (Current) – 12.0x applied to NTM 2022E EBITDA of $628mm • Illustrative CoE range of 9.5% – 11.5%	$51.75 – $74.70	11.8x – 15.3x	9.4x – 12.2x
Discounted Cash Flow Analysis	• 5 Year DCF assumes valuation date of 12/31/2020 • Illustrative WACC range of 7.3% – 8.3% • Terminal value based on 10.0x – 12.0x 2025E EBITDA of $701mm [3]	$62.05 – $80.55	13.3x – 16.2x	10.6x – 12.9x
Premiums Paid (to 52-Week High)	• Based on median premium to 52-week high of 9.8% for industrials targets since 2017 • Low and High based on median premium +/- 5.0% applied to 52-week high of $73.36	$76.90 – $84.25	15.6x – 16.8x	12.4x – 13.4x
Premiums Paid (to 1-Day Unaffected)	• Based on premium to 1-day unaffected price for industrial targets since 2017 • Low and High based on premium range of 25.0% – 45.0% applied to current price of $46.14	$57.65 – $66.90	12.7x – 14.1x	10.1x – 11.2x
Leveraged Buyout Analysis [5]	• Assumes total leverage at entry of 6.5x PF synergized EBITDA of $521mm [4] • Target IRR of 17.5% – 22.5% • Assumes exit at range of 11.0x – 13.0x 2027E EBITDA	$53.70 – $68.65	12.3x – 14.5x	9.8x – 11.6x
Selected Precedent Transactions	• Illustrative valuation range based on 12.0x – 14.0x 2020E PF Adj. EBITDA of $501mm [6] • Assumes +/- 1.0x around median of selected precedents	$63.70 – $78.70	13.8x – 16.1x	11.0x – 12.8x
Public Comparables	• Illustrative valuation range based on 8.9x – 12.0x 2021E EBITDA of $547mm • Assumes Gibraltar (Low) to Umicore (High)	$46.15 – $72.15	11.1x – 15.1x	8.9x – 12.0x
52 Week Trading Range (For Reference)	• 52-Week Low of $26.75 on 3/19/2020 • 52-Week High of $73.36 on 1/16/2020 ♦ Undiscounted broker price target of $59.00	$26.75 – $73.36 (Broker Price Target: $59.00)	8.2x – 15.3x	6.5x – 12.2x

Source: Management Projections, Company filings, FactSet. Market data as of 10/16/2020.

Note: Fully diluted share count based on current 66.2mm basic shares outstanding, 668k options with an average exercise price of $67.98 and 897k options with an average exercise price of $75.59

(1) Rounded to the nearest $0.05, except 52 week trading range.

(2) FV Adj. reflects paydown of 2021 Senior Notes in 2H 2020, $4mm of NCI, and excludes impact of pension liability.

(3) Terminal value includes future value of legacy liabilities of $73mm as of 12/31/2025.

(4) PF Synergized EBITDA based on annualized 2H 2020E EBITDA of $477mm and includes $20mm of cost savings / synergies for leverage purposes (~33% of run-rate cost savings / synergies of $60mm) and ~$24mm of adjustments for Hurricane Laura.

(5) Valuation methodologies exclude impact of NOLs, except Leveraged buyout analysis which utilizes an illustrative NOL-affected cash tax rate of 13.0% for financing and valuation purposes.

(6) 2020E PF Adj. EBITDA based on annualized 2H 2020E EBITDA of $477mm and ~$24mm of adjustments for Hurricane Laura.

Gibraltar: Future Stock Price Analysis

Future Stock Price Analysis

($ in Millions, except per share)


Future Price
Present Value
Average FV / NTM EBITDA Multiple of 10.9x since GCP Spin (February 3, 2016)
$46.14
$64.50
$73.55
$81.35
$63.15
$65.20
$65.25
Current
Dec-20
Dec-21
Dec-22

	Dec-20	Dec-21	Dec-22
NTM EBITDA	**$547**	**$593**	**$628**
(x) Illustrative NTM EBITDA Multiple	10.9x	10.9x	10.9x
Implied Firm Value	**$5,979**	**$6,482**	**$6,860**
(+/-) Firm Value Adjustments (1)	(1,711)	(1,610)	(1,462)
Implied Equity Value	**$4,268**	**$4,872**	**$5,398**
(/) DSO	66.2	66.2	66.4
Implied Future Stock Price	**$64.50**	**$73.55**	**$81.35**
Illustrative CoE	10.5%	10.5%	10.5%
Implied Discounted Stock Price	**$63.15**	**$65.20**	**$65.25**
Implied Premium to Current	***36.9%***	***41.3%***	***41.4%***

Sensitivity Analysis

2022E Discounted Future Stock Price

Illustrative NTM EBITDA Multiple	Illustrative CoE 9.5%	10.5%	11.5%
9.3x *Current Multiple*	$53.85	$52.80	$51.75
10.0x	59.50	58.30	57.15
11.0x	67.10	65.80	64.50
12.0x	$74.70	73.20	71.75

Analysis shown for illustrative purposes only and not as an indication of actual future trading values or multiples, which may vary based on various factors, including market conditions and financial performance

Source: Company Filings, Company Presentations, Wall Street Research and FactSet. Market data as of 10/16/2020.
Note: Fully diluted share count based on current 66.2mm basic shares outstanding, 668k options with an average exercise price of $67.98 and 897k options with an average exercise price of $75.59. Balance sheet data and NTM EBITDA assumptions per Wall Street Research. Implied future and discounted share prices rounded to the nearest $0.05.
(1) FV Adj. include $4mm of NCI and excludes impact of pension liability.

Gibraltar: Discounted Cash Flow Analysis

Cash Flow Build

($ in Millions)	2021E	2022E	2023E	2024E	2025E	Terminal Year
Total Revenue	$1,898	$1,988	$2,087	$2,192	$2,301	$2,301
% Growth	*9.5%*	*4.8%*	*5.0%*	*5.0%*	*5.0%*	
Adj. EBITDA	**$547**	**$593**	**$628**	**$664**	**$701**	**$701**
% of Sales	*28.8%*	*29.8%*	*30.1%*	*30.3%*	*30.5%*	*30.5%*
(-) D&A	(106)	(113)	(121)	(129)	(136)	(173)
Adj. EBIT	**$441**	**$481**	**$507**	**$535**	**$565**	**$528**
(-) Restructuring Costs	(15)	--	--	--	--	--
(-) Cash Taxes (@ 27.0%) (1)	(115)	(130)	(137)	(145)	(153)	(143)
(+) D&A	106	113	121	129	136	173
(-) Change in NWC	(26)	(14)	(15)	(16)	(17)	--
(-) Cash Paid for Legacy Liabilities (After-Tax)	(11)	(11)	(11)	(11)	(11)	-- (1)
(-) Cash Pension Contribution	(16)	(16)	(16)	(16)	(16)	(16)
(-) Total Capex	(150)	(149)	(157)	(164)	(173)	(173)
Unlevered Free Cash Flow	**$214**	**$273**	**$292**	**$312**	**$331**	**$370**

DCF Sensitivities

($ in Millions, Except per Share)

Implied Firm Value

WACC	Terminal EBITDA Multiple 10.0x	11.0x	12.0x
7.3%	$6,068	$6,561	$7,055
7.8%	5,941	6,424	6,906
8.3%	5,819	6,290	6,761

Implied Equity Value / Share (3)

WACC	Terminal EBITDA Multiple 10.0x	11.0x	12.0x
7.3%	$65.80	$73.25	$80.55
7.8%	63.90	71.15	78.35
8.3%	62.05	69.15	76.20

Terminal Value – % of Firm Value (2)

WACC	Terminal EBITDA Multiple 10.0x	11.0x	12.0x
7.3%	80.5%	82.0%	83.2%
7.8%	80.3	81.8	83.1
8.3%	80.1	81.6	82.9

Implied PGR

WACC	Terminal EBITDA Multiple 10.0x	11.0x	12.0x
7.3%	1.8%	2.3%	2.7%
7.8%	2.3	2.7	3.1
8.3%	2.7	3.2	3.6

Source: Company Filings, Company Presentations, Wall Street Research and FactSet. Market data as of 10/16/2020.

Note: Balance sheet data and NTM EBITDA assumptions per Wall Street Research. Implied future and discounted share prices rounded to the nearest $0.05.

(1) Cash tax rate of 27.0% excludes impact of NOLs.

(2) Terminal value includes future value of legacy liabilities of $73mm as of 12/31/2025.

(3) Fully diluted share count based on current 66.2mm basic shares outstanding, 668k options with an average exercise price of $67.98 and 897k options with an average exercise price of $75.59. FV Adj. at transaction close of 12/31/2020 of $1,711mm reflects paydown of 2021 Senior Notes in 2H 2020E, $82mm of cash generation in 2H 2020E, and includes $4mm of NCI and excludes impact of pension liability.

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Global Equity Premia Paid Analysis – All Cash

Industrials and Energy Public Company Cash Transactions – $1.0bn – $20.0bn[1]

Total Deals, % Premium to Unaffected Stock Price, Since Jan 2017

	Total Deal Count			
	2017	2018	2019	2020 YTD
All Cash Deals	25	27	23	8

	2017 - 2020 YTD Median			
	1-Day	1-Week	4-Week	52 Week High
All Cash Deals	29.6%	30.7%	31.7%	9.8%

% Premium to 1-Day Unaffected Stock Price


26.6%
30.6%
27.2%
41.9%
2017
2018
2019
2020 YTD

% Premium to 1-Week Unaffected Stock Price


27.4%
27.0%
27.3%
49.2%
2017
2018
2019
2020 YTD

% Premium to 4-Week Unaffected Stock Price


27.5%
27.1%
32.1%
47.8%
2017
2018
2019
2020 YTD

% Premium to 52-Week High Unaffected Stock Price


6.7%
9.1%
12.9%
14.0%
2017
2018
2019
2020 YTD

Source: Citi Deal Intelligence.
Note: 2020 YTD as of 9/30/2020. Includes all completed or pending transactions for the last three years. Bar charts represent the median premium paid. Premiums based on the announcement date unless the target confirmed a sale process/merger talks within 6 months or rumors surfaced within 1 month. Deals greater than 50% control.
(1) Includes Industrials and Energy sectors which include chemicals, manufacturing, transportation, construction and metals and mining industries.

Gibraltar: Precedent Transactions

($/€ in mm)

Precedent Transaction Summary

Max	**15.6x**
75th Percentile	14.7
Median	**13.0**
Mean	**13.3**
25th Percentile	12.3
Min	**11.1**



Catalyst Transactions
Median: 13.0x
12.5x
11.1x
11.5x
14.6x(1)
13.1x
15.2x
15.2x
12.8x
15.3x
12.5x(2)
15.6x
13.3x
12.8x
14.3x
11.1x
11.7x(3)

Acquiror	BASF	GRACE	Merck KGaA	symrise	Platform Specialty Products Corporation	Solvay	Sherwin-Williams	GRACE	BASF	suez	kuraray	BC Partners	GRACE	Merck	PolyOne	Covestro
Target	Engelhard	Dow (PP Licensing and Catalysts)	AZ Electronic Materials	DIANA	ALENT	CYTEC	valspar	BASF (Polyolefin Catalysts)	Chemetall	GE Water & Process Technologies	Calgon Carbon	CeramTec	Albemarle (Polyolefin Catalysts)	VERSUM Materials	Clariant (Color and Additive Masterbatch)	DSM (Resins & Functional Materials)
Implied Firm Value	$5.6	$0.5	€ 2.1	€ 1.3	$2.3	$6.4	$11.3	$0.2	$3.2	€ 3.2	$1.3	€ 2.6	$0.4	$6.5	$1.5	€ 1.6
Date	May-06	Oct-13	Dec-13	Apr-14	Jul-15	Jul-15	Mar-16	Apr-16	Jun-16	Mar-17	Sep-17	Oct-17	Dec-17	Apr-19	Dec-19	Sep-20

Source: Company filings, presentations, press releases, and news articles.
(1) Symrise/ Diana multiple is based off of 2013A EBITDA.
(2) Suez/ GE Water multiple is based off of 2016A EBITDA.
(3) Covestro/ DSM RFM multiple is based on 2019A EBITDA.

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Gibraltar: Public Comparable Valuation Benchmarking

Firm Value / CY 2020E EBITDA


Median: 11.1x
16.7x
13.8x
11.1x
11.1x (1)
9.2x
ALBEMARLE
umicore
Gibraltar
CLARIANT
JM Johnson Matthey

Firm Value / CY 2021E EBITDA


Median: 10.1x
14.4x
12.0x
10.1x (1)
8.9x
8.5x
ALBEMARLE
umicore
CLARIANT
Gibraltar
JM Johnson Matthey

Source: FactSet, Company Filings. Market Data as of 10/16/2020.
(1) Pro forma for cash consideration of CHF 1.41bn for sale of Masterbatches business and announced cash distribution of CHF 990mm.

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3. Gibraltar LBO Analysis

Determining Financing EBITDA: Gibraltar Historical and Projected EBITDA

2019 and 2020 Quarterly Adj. EBITDA

($ mm)


$129
$152
$133
$159
$108
$89
$105
$133
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
2019
2020

LTM Adj. EBITDA

($ mm)


Includes $20mm of cost savings and ~$24mm of adjustments for Hurricane Laura
Annualized H2 2020 EBITDA: $521(1)
$596
$44
$552
$534
$44
$490
$506
$44
$462
$480
$44
$436
Q1
Q2
Q3
Q4
2020

Source: Company financials, Company Presentations.

(1) Includes $20mm of cost savings and ~24mm of adjustments for Hurricane Laura.

Gibraltar Leverageable EBITDA

Reconciliation of Pro Forma Leverageable EBITDA Scenario 1

($ mm)


$436
$20
~$24
$480
2020E EBITDA
Cost Savings / Synergies
Hurricane Laura Adj.
PF Adj. Leverageable EBITDA

Reconciliation of Pro Forma Leverageable EBITDA Scenario 2

Used for Following Analysis

($ mm)


$477
$20
~$24
$521
Annualized H2 2020 EBITDA
Cost Savings / Synergies(1)
Hurricane Laura Adj.
PF Adj. Leverageable EBITDA

Reconciliation of Pro Forma Leverageable EBITDA Scenario 3

($ mm)


$477
$40
~$24
$541
Annualized H2 2020 EBITDA
Cost Savings / Synergies
Hurricane Laura Adj.
PF Adj. Leverageable EBITDA

Source: Company financials, Company Presentations,
(1) Assumes $20mm of cost savings for leverage purposes (~33% of run-rate cost savings / synergies of $60mm).

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Gibraltar: Illustrative LBO Analysis (Case 2)

Assumptions

- Gibraltar is acquired by a financial sponsor for $60 / share
  - Implied premium of ~30% to current share price of $46.14
  - Implied entry multiple of ~10.9x PF Synergized EBITDA of $521mm (1) and firm value of ~$5.7bn (2)
- Total leverage of 6.50x PF Synergized EBITDA of $521mm (1)
  - $2,474mm of 1st Lien TLB (4.75x) and L+400bps issued at 99%
  - $911mm of Senior Unsecured Notes (1.75x) and 8.0% issued at par
  - Minimum Cash of $50mm and Cash Interest Rate of 0.75%
  - Illustrative financing fees of ~$93mm (3) and transaction fees of $40mm
- Assumes Gibraltar's existing debt of $2,039mm is refinanced (2)
  - Illustrative CoC payments and debt breakage costs of $89mm (4)
- Illustrative transaction date of 12/31/2020

Sources and Uses

($ in Millions)

Sources	$	%
First Lien TLB	$2,474	39%
Senior Unsecured Notes	911	15
Existing Cash	332	5
Rolled 40 North Equity	592	9
Sponsor Equity Check	1,974	31
Total Sources	**$6,282**	**100%**

Uses	$	%
Purchase Gibraltar Equity	$3,971	63%
Refinance Gibraltar Debt	2,039	32
CoC Payments & Debt Breakage Costs	89	1
Illustrative Transaction Fees	133	2
Minimum Cash	50	1
Total Uses	**$6,282**	**100%**

Leverage Profile



6.5x
6.4x
5.6x
5.2x
5.2x
4.6x
4.9x
4.0x
4.7x
3.5x
4.4x
2.9x
4.2x
2.4x
4.0x
2.0x
@ Close
2021E
2022E
2023E
2024E
2025E
2026E
2027E
Total Debt / EBITDA
Net Debt / EBITDA

Pro Forma Cap Table

($ in Millions)	Standalone 12/31/2020E(2)	Adj.	PF 12/31/2020E
Cash and Cash Equivalents	$332	($282)	$50
Debt:			
Existing RCF ($400mm)	--	--	--
Existing 2018 Term Loan	$933	($933)	--
New 1st Lien TLB	--	2,474	2,474
Total Senior Secured Debt	**$933**	**$1,540**	**$2,474**
Existing 2027 Senior Notes	750	(750)	--
Existing 2024 Senior Notes	300	(300)	--
Existing Debt Payable to Affiliate	47	(47)	--
Existing Other Borrowings	8	(8)	--
New Unsecured Senior Notes	--	911	911
Total Debt	**$2,039**	**$1,346**	**$3,385**
Total Net Debt	**$1,707**		**$3,335**
(/) PF Adj. EBITDA	$477	$44(1)	$521(1)
Total Debt / PF Adj. EBITDA	**4.3x**		**6.5x**
Net Debt / PF Adj. EBITDA	**3.6x**		**6.4x**

Sponsor Ability to Pay

($ per Share)

Exit Multiple	Required IRR 17.5%	20.0%	22.5%
11.0x	$61.70	$57.40	$53.70
12.0x	65.20	60.40	56.35
13.0x	68.65	63.40	58.95

Total Gross Leverage at Entry of 6.50x PF Synergized EBITDA of $521mm (1)

Source: Company Filings, Company Presentations, Wall Street Research and FactSet. Market data as of 10/16/2020.
(1) PF Synergized EBITDA based on annualized 2H 2020E EBITDA of $477mm and includes $20mm of cost savings / synergies for leverage purposes (33% of run-rate cost savings / synergies of $60mm) and ~$24mm of adjustments for Hurricane Laura.
(2) FV Adj. reflects paydown of 2021 Senior Notes in 2H 2020, $4mm of NCI, and excludes impact of pension liability. Cash balance reflects $82mm of FCF generation in 2H 2020E, prior to transaction close.
(3) Includes financing fees of 2.75% of principal and OID costs.
(4) Includes $25 of illustrative change of control payments and $64mm of debt breakage costs.

Financial Summary – Gibraltar Leveraged Buyout (Case 2)

($ in Millions)	2018A	2019A	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	'18A - '20E CAGR	'20E - '27E CAGR
Total Revenue	**$1,932**	**$1,958**	**$1,733**	**$1,898**	**$1,988**	**$2,087**	**$2,192**	**$2,301**	**$2,416**	**$2,537**	*(5.3%)*	*5.6%*
% Growth	--	*1.3%*	*(11.5%)*	*9.5%*	*4.8%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*		
Standalone Adj. EBITDA	$558	$574	$436	$547	$593	$628	$664	$701	$739	$779	*(11.6%)*	*8.6%*
% of Sales	*28.9%*	*29.3%*	*25.2%*	*28.8%*	*29.8%*	*30.1%*	*30.3%*	*30.5%*	*30.6%*	*30.7%*		
(+) Cost Savings / Synergies	--	--	--	60	60	60	60	60	60	60		
Total Adj. EBITDA	**$558**	**$574**	**$436**	**$607**	**$653**	**$688**	**$724**	**$761**	**$799**	**$839**	***(11.6%)***	***9.8%***
% of Sales	*28.9%*	*29.3%*	*25.2%*	*32.0%*	*32.9%*	*33.0%*	*33.1%*	*33.1%*	*33.1%*	*33.1%*		

	Pro Forma	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Total Adj. EBITDA [1]	$521	$607	$653	$688	$724	$761	$799	$839
(-) Cash Taxes @ 20.0% [2]		(59)	(74)	(77)	(81)	(86)	(90)	(95)
(-) Net Cash Interest		(190)	(190)	(189)	(188)	(187)	(197)	(207)
(-) Changes in NWC		(26)	(14)	(15)	(16)	(17)	(18)	(19)
(-) Cash Paid for Legacy Liabilities (After-Tax)		(11)	(11)	(11)	(11)	(11)	(11)	(11)
(-) Cash Pension Contribution		(16)	(16)	(16)	(16)	(16)	(16)	(16)
(-) Capital Expenditures		(150)	(149)	(157)	(164)	(173)	(181)	(190)
Net Cash Flow Debt Amortization		**$155**	**$199**	**$222**	**$248**	**$271**	**$286**	**$302**
Cumulative Net Cash Flow Before Debt Amortization		*$155*	*$354*	*$577*	*$824*	*$1,095*	*$1,381*	*$1,683*
% of Total Senior Secured Debt		*6%*	*14%*	*23%*	*33%*	*44%*	*56%*	*68%*
% of Total Debt		*5%*	*10%*	*17%*	*24%*	*32%*	*41%*	*50%*

	@ Close	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Cash	$50	$205	$404	$627	$874	$1,145	$1,431	$1,733
1st Lien TLB (L+400)	$2,474	$2,474	$2,474	$2,474	$2,474	$2,474	$2,474	$2,474
Senior Unsecured Notes (8.0%)	$911	$911	$911	$911	$911	$911	$911	$911
Total Senior Secured Debt	$2,474	$2,474	$2,474	$2,474	$2,474	$2,474	$2,474	$2,474
Total Debt	$3,385	$3,385	$3,385	$3,385	$3,385	$3,385	$3,385	$3,385
Total Net Debt	$3,335	$3,180	$2,980	$2,758	$2,511	$2,240	$1,954	$1,652
Credit Statistics:								
Total Senior Secured Debt / Adj. EBITDA	4.8x	4.1x	3.8x	3.6x	3.4x	3.3x	3.1x	2.9x
Total Debt / Adj. EBITDA	6.5	5.6	5.2	4.9	4.7	4.4	4.2	4.0
Total Net Debt / Adj. EBITDA	6.4	5.2	4.6	4.0	3.5	2.9	2.4	2.0
Total Adj. EBITDA / Net Cash Interest		3.2x	3.4x	3.6x	3.9x	4.1x	4.1x	4.1x
(Total Adj. EBITDA - Capex) / Net Cash Interest		2.4	2.7	2.8	3.0	3.1	3.1	3.1
Fixed Charge Coverage Ratio [3]		1.5x	1.6x	1.6x	1.7x	1.7x	1.7x	1.7x
Senior Secured Debt Repayment Capacity [4]		0.8	0.9	0.9	0.9	1.0	1.0	1.0
Total Debt Repayment Capacity [5]		1.0	1.0	1.0	1.1	1.1	1.1	1.2

(1) 2020 PF Adj. Synergized EBITDA includes ~33% of run-rate cost savings / synergies of $60mm for leverage purposes, plus ~$24mm adjustment for Hurricane Laura.
(2) Based on illustrative NOL-affected effective cash tax rate of 20.0%.
(3) Fixed charge coverage ratio is defined as: (EBITDA) / (Cash Interest + Cash Taxes + CapEx + Dividends + Current Debt Maturities).
(4) Senior Secured Debt Repayment Capacity is defined as: (EBITDA) / (Cash Interest + Cash Taxes + CapEx + Dividends + 14% of Senior Secured Debt).
(5) Total Debt Repayment Capacity is defined as: (EBITDA) / (Cash Interest + Cash Taxes + CapEx + Dividends + 7% of Total Debt).

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Post COVID LBO Executions (Transaction Value > $500 mm)

Priced

($/C$ millions)

	Target	Description	Launch Deal Size	Tenor	Initial Price Talk: Margin / Coupon	Initial Price Talk: Floor	Initial Price Talk: OID	Final Deal Size	Final Pricing: Margin / Coupon	Final Pricing: Floor	Final Pricing: OID	Flex	Other	Document Changes
10/16/2020	1-800 Contacts	Cov-lite 1st Lien TL	$930	7	L+375-400	0.75%	99-99.5	$980	L+375	0.75%	99.5	Tight End	Upsize ($50mm)	No
		2nd Lien TL	$340	8	L+750-775	0.75%	99	$315	L+675	0.75%	99.5	(87.5) bps	Downsized ($25mm)	
10/13/2020	AHEAD	Cov-lite 1st Lien TL	$785	7	L+450	1.00%	98.5	$785	L+500	1.00%	96	112.5 bps	Upsize ($110mm)	Yes
		Cov-lite 2nd Lien TL (privately placed)	$235	8	–	–	–	$235	–	–	–	–	DDTL Eliminated	
10/8/2020	Brightstar Corp.	Senior Secured Notes	$420	5	9.500%-9.750%	–	–	$420	9.750%	–	–	–	–	No
10/7/2020	American Residential	Cov-lite 1st Lien TL	$470	7	L+375-400	0.75%	99	$470	L+350	0.75%	99.5	(37.5) bps	–	No
		Cov-lite 2nd Lien TL (privately placed)	$130	8	–	–	–	$130	–	–	–	–	–	
10/7/2020	Infoblox	Cov-lite 1st Lien TL	$1,290	7	L+400	0.75%	99-99.5	$1,290	L+375	0.75%	99.5	(25.0) bps	–	No
		Cov-lite 2nd Lien TL	$455	8	L+775	0.75%	98.5-99	$455	L+725	0.75%	99.5	(62.5) bps	–	
10/7/2020	White Cap / HD Supply	Cov-lite TLB	$2,335	7	L+400-425	0.50%	99	$2,335	L+400	0.50%	99	–	–	Yes
		Senior Notes	$640	8	7.000%-7.250%	–	–	$640	6.875%	–	–	(12.5) bps	–	
9/25/2020	PCI Pharma	1st Lien TL	$870	7	L+375-400	0.75%	99	$920	L+375	0.75%	99	–	Upsize ($50mm)	No
		2nd Lien TL (privately placed)	$350	8	–	–	–	$300	–	–	–	–	Downsized ($50mm)	
9/25/2020	LifeScience	TLB	$400	7	L+475-500	1.00%	98.5	$425	L+450	1.00%	98.5	(25.0) bps	Upsize ($25mm)	No
9/25/2020	Barrette	Cov-lite 1st Lien TL	$405	7	L+425-450	0.75%	98	$405	L+400	0.75%	99	(50.0) bps	–	No
9/21/2020	AM General	Senior Notes	$600	8	9.500% area	–	–	$600	9.500%	–	100	–	–	Yes
9/16/2020	Cablevision Lightpath	1st Lien Term Loan	$600	7	L+350-375	0.50%	99	$600	L+325	0.50%	99.5	(37.5) bps	–	No
		Senior Secured Notes	$450	7	4.250% area	–	–	$450	3.875%	–	100	–	–	
		Senior Notes	$415	8	6.000% area	–	–	$415	5.625%	–	100	–	–	
8/25/2020	IPL Plastics	Senior Secured Notes	$450	8	6.000% - 6.250%	–	–	$485	6.000%	–	–	–	Upsize ($35mm)	No
8/17/2020	DXC H&HS	Cov-lite 1st Lien TL	$2,400	7	L+425-450	0.75%	98	$2,400	L+400	0.75%	99	(50.0) bps	–	Yes
		Cov-lite 2nd Lien TL (privately placed)	$800	8	L+800	1.00%	–	$800	L+800	1.00%	–	–	–	
8/14/2020	LogMeIn	Cov-lite 1st Lien TL	$1,950	7	L+475-500	0.00%	97	$1,750	L+475	0.00%	97.5	(12.5) bps	Downsized ($200mm)	No
		Cov-lite 2nd Lien TL (privately placed)	$500	8	–	–	–	$500	L+900	0.00%	95	–	–	
		Senior Secured Notes	$750	7	5.500% - 5.750%	–	100	$950	5.500%	–	100	–	Upsize ($200mm)	
8/5/2020	Orion Advisor Solutions	Cov-lite 1st Lien TL	$700	7	L+425-450	1.00%	98	$750	L+400	1.00%	99	(50.0) bps	Upsize ($50mm)	Yes
		Cov-lite 2nd Lien TL (privately placed)	$280	8	–	–	–	$230	–	–	–	–	Downsized ($50mm)	

(1) Initially withdrawn from syndication and retained by the underwriters

Post COVID LBO Executions (Transaction Value > $500 mm)

Priced

($/C$ millions)

	Target	Industry	Sponsor(s)	Trans. Value	Equity	Corp. Ratings	Leverage First Lien	Leverage Total
10/16/2020	1-800 Contacts	Healthcare	KKR	$3,125	59.6%	B3 / B	5.8x	7.7x
10/13/2020	AHEAD	Services	Centerbridge Partners	$1,547	34.1%	-- / --	--	--
10/8/2020	Brightstar Corp.	Telecom	Brightstar Capital Partners	$775	45.1%	B2 / B-	2.9x	2.9x
10/7/2020	American Residential	Industry	GI Partners / Charlesbank Capital Partners	--	--	B2 / B	4.7x	5.9x
10/7/2020	Infoblox	Technology	Warburg Pincus / Vista Equity Partners	$3,000	49.3%	B3 / B-	5.5x	7.5x
10/7/2020	White Cap / HD Supply	Industrials	Clayton Dubilier & Rice	$3,800	25.0%	B2 / B	4.6x	5.9x
9/25/2020	PCI Pharma	Healthcare	Kohlberg & Co / Mubadala Investment Company	$3,000	59.0%	B3 / B	5.3x	7.0x
9/25/2020	LifeScience	Healthcare	American Securities	$755	49.0%	B2 / B-	5.4x	5.4x
9/25/2020	Barrette	Industrials	TorQuest / CDPQ	$725	46.6%	B2 / B	4.5x	4.5x
9/21/2020	AM General	Industrials	KPS Capital	$908	39.4%	B2 / B+	3.0x	3.0x
9/16/2020	Cablevision Lightpath	Telecom	Morgan Stanely Infrastructure	$3,200	54.6%	B2 / B+	4.9x	6.8x
8/25/2020	IPL Plastics	Paper & Packaging	Madison Dearborn Partners	$745	36.8%	B3 / B	5.1x	5.1x
8/17/2020	DXC H&HS	Technology	Veritas Capital	$5,000	39.6%	B3 / B	5.2x	7.0x
8/14/2020	LogMeIn	Technology	Francisco Partners / Evergreen Coast Capital	$4,350	30.0%	B2 / B-	4.5x	5.3x
8/5/2020	Orion Advisor Solutions	Technology	Brinker Capital	£2,225	57.0%	B3 / B-	5.8x	7.5x

(1) Initially withdrawn from syndication and retained by the underwriters

citi

Appendix

Financial Summary – Gibraltar

Preliminary Financial Summary

($ in Millions)	2018A	2019A	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	'18A – '20E CAGR	'20E – '27E CAGR
Total Revenue	**$1,932**	**$1,958**	**$1,733**	**$1,898**	**$1,988**	**$2,087**	**$2,192**	**$2,301**	**$2,416**	**$2,537**	***(5.3%)***	***5.6%***
% Growth	--	*1.3%*	*(11.5%)*	*9.5%*	*4.8%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*		
Standalone Adj. EBITDA	$558	$574	$436	$547	$593	$628	$664	$701	$739	$779	*(11.6%)*	*8.6%*
% of Sales	*28.9%*	*29.3%*	*25.2%*	*28.8%*	*29.8%*	*30.1%*	*30.3%*	*30.5%*	*30.6%*	*30.7%*		
(+) Cost Savings / Synergies	--	--	--	$80	$80	$80	$80	$80	$80	$80		
Total Adj. EBITDA	**$558**	**$574**	**$436**	**$627**	**$673**	**$708**	**$744**	**$781**	**$819**	**$859**	***(11.6%)***	***10.2%***
% of Sales	*28.9%*	*29.3%*	*25.2%*	*33.0%*	*33.9%*	*33.9%*	*34.0%*	*33.9%*	*33.9%*	*33.9%*		

	ProForma	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Total Adj. EBITDA [(1)]	$541	$627	$673	$708	$744	$781	$819	$859
(-) Cash Taxes @ 20.0% [(2)]		(62)	(76)	(80)	(84)	(88)	(93)	(97)
(-) Net Cash Interest		(197)	(197)	(196)	(195)	(193)	(203)	(213)
(-) Changes in NWC		(26)	(14)	(15)	(16)	(17)	(18)	(19)
(-) Cash Paid for Legacy Liabilities (After-Tax)		(11)	(11)	(11)	(11)	(11)	(11)	(11)
(-) Cash Pension Contribution		(16)	(16)	(16)	(16)	(16)	(16)	(16)
(-) Capital Expenditures		(150)	(149)	(157)	(164)	(173)	(181)	(190)
Net Cash Flow Debt Amortization		**$165**	**$209**	**$232**	**$258**	**$282**	**$297**	**$313**

(1) 2020 PF Adj. Synergized EBITDA includes 50% of run-rate cost savings / synergies of $80mm for leverage purposes, plus ~$24mm adjustment for Hurricane Laura.
(2) Based on illustrative NOL-affected effective cash tax rate of 20.0%.

Side By Side Comparison of Management vs. Consensus

Revenue
($ mm)

Management


'20E – '23E CAGR: 6.4%
$1,733
$1,898
$1,988
$2,087
2020E
2021E
2022E
2023E

Consensus


'20E – '23E CAGR: 6.1%
$1,731
$1,857
$1,951
$2,069
2020E
2021E
2022E
2023E

EBITDA
($ mm)

Management


'20E – '23E CAGR: 12.9%
$436
$547
$593
$628
2020E
2021E
2022E
2023E

Margin

25.2%	28.8%	29.8%	30.1%

Consensus


'20E – '23E CAGR: 13.4%
$427
$548
$584
$622
2020E
2021E
2022E
2023E

Margin

24.7%	29.5%	29.9%	30.1%

Source: Company filings, FactSet. Market data as of 10/16/2020.

Gibraltar – Illustrative Overview of EBITDA Adjustments

Reconciliation of FY 2019 Adj. EBITDA

($ mm)



Total Adjustments Included in FY19 Adj. EBITDA of $213mm (~37% of Adj. EBITDA)
$1,958
($1,164)
($299)
($65)
($104)
($14)
$28
($81)
$260
$100
$361
$104
$86
$14
$5
$4
$4
($2)
$574
Sales
COGS
SG&A
R&D
Legacy Related Costs
Restructuring
Art JV
Other Income (Expense), Net
EBIT
D&A
EBITDA
Legacy Product, Enviromental, Other Claim Costs
Pension MTM Adjustment & Related
Restructure & Reposition Expenses
Benefit Plan Adjustment
Third-party Acquisition-Related Costs
Inventory Write-Offs
Other
Adjusted EBITDA

Reconciliation of LTM Q2 2020 Adj. EBITDA

($ mm)



Total Adjustments Included in LTM Adj. EBITDA of $206mm (~42% of Adj. EBITDA)
$1,815
($1,141)
($293)
($65)
($61)
($32)
$22
($65)
$182
$101
$283
$61
$86
$29
$5
$6
$20
$0
$490
Sales
COGS
SG&A
R&D
Legacy Related Costs
Restructuring
Art JV
Other Income (Expense), Net
EBIT
D&A
EBITDA
Legacy Product, Enviromental, Other Claim Costs
Pension MTM Adjustment & Related
Restructure & Reposition Expenses
Benefit Plan Adjustment
Third-party Acquisition-Related Costs
Inventory Write-Offs
Other
Adjusted EBITDA

Source: Company Filings.

Real-Time Indicators: Road Traffic

Mild signs of recovery into the autumn.

Global daily road traffic index (active fleet this year / active fleet in 2019)
(Percent)


2020 Seven-day Moving Average
Normal Level[1]
110
100
90
80
70
60
50
96.0
Recovery stagnated over summer
Pick-up in September?
10-Jan-20
10-Feb-20
10-Mar-20
10-Apr-20
10-May-20
10-Jun-20
10-Jul-20
10-Aug-20
10-Sep-20

Source: Rystad Energy research and analysis.
(1) Normal level is an average level observed during 2019 indexed to 100.

Real-Time Road Activity Indicators

Road traffic surges in Asia and flattens out in Europe; first signs of growth in North America.

Global daily road traffic index (active fleet this year/ active fleet in 2019) by region, 7dma[(1)]

(Percent)


110
100
90
80
70
60
50
40
1-Mar-20
6-Mar-20
11-Mar-20
16-Mar-20
21-Mar-20
26-Mar-20
31-Mar-20
5-Apr-20
10-Apr-20
15-Apr-20
20-Apr-20
25-Apr-20
30-Apr-20
5-May-20
10-May-20
15-May-20
20-May-20
25-May-20
30-May-20
4-Jun-20
9-Jun-20
14-Jun-20
19-Jun-20
24-Jun-20
29-Jun-20
4-Jul-20
9-Jul-20
14-Jul-20
19-Jul-20
24-Jul-20
29-Jul-20
3-Aug-20
8-Aug-20
13-Aug-20
18-Aug-20
23-Aug-20
28-Aug-20
2-Sep-20
7-Sep-20
12-Sep-20
17-Sep-20
22-Sep-20
27-Sep-20
Australia
Middle East
Africa
South America
North America
Europe
Russia
Asia
Norma Level²

Source: Rystad Energy research and analysis.
(1) 7-day moving average.
(2) Normal level is an average level observed during 2019 indexed to 100.

Real-Time Indicators: Aviation

Global recovery flattening after holidays and new preemptive travel restrictions.

Aviation real-time activity index (flights this year/ flights in 2019) by region , 7dma[1]
(Percent)


2020 Seven-day Moving Average
Normal Level (2)
120
110
100
90
80
70
60
50
40
30
20
10
0
Recovery over the summer
Recovery flattening out?
55.2
7-Jan-20
7-Feb-20
7-Mar-20
7-Apr-20
7-May-20
7-Jun-20
7-Jul-20
7-Aug-20
7-Sep-20

Source: Rystad Energy research and analysis.
(1) 7-day moving average.
(2) Normal level is an average level observed during 2019 indexed to 100.

Oil Demand Impact by Fuel

Strictly Private and Confidential – Preliminary and Subject to Change

Annus horribilis: 12 million bpd of oil consumption lost in the first eight months of 2020.

Covid-19 impact on global oil products demand by type of product relative to pre-virus levels[(1)]
(Million barrels per day)


Jan-20
Feb-20
Mar-20
Apr-20
May-20
Jun-20
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
0.0
(5.0)
(10.0)
(15.0)
(20.0)
(25.0)
(2.4)
(6.3)
(10.5)
(23.2)
(17.1)
(12.2)
(10.1)
(9.4)
Jet Fuel
Maritime (bunkers)
Other Ffuels
Petrochemical (LPG and Naphtha)
Road Diesel
Road Gasoline

Source: Rystad Energy research and analysis.
(1) Pre-virus levels are 2019 demand for the corresponding month of the year.

Oil Demand Impact by Fuel (Cont'd)

Base Case: gradual recovery, but 2019-levels not reached until 2022.

Covid-19 impact on global oil products demand by type of product relative to pre-virus levels[(1)]

(Million barrels per day)



Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 Jul-21 Aug-21 Sep-21 Oct-21 Nov-21 Dec-21
0.0
(5.0)
(10.0)
(15.0)
(20.0)
(25.0)
(2.4) (6.3) (10.5) (23.2) (17.1) (12.2) (10.1) (9.4) (8.7) (8.5) (7.9) (7.0) (5.9) (5.4) (4.5) (4.4) (3.8) (3.5) (3.1) (2.7) (2.2) (2.0) (1.9) (1.5)
Jet Fuel
Maritime (bunkers)
Other Ffuels
Petrochemical (LPG and Naphtha)
Road Diesel
Road Gasoline

Source: Rystad Energy research and analysis.
(1) Pre-virus levels are 2019 demand for the corresponding month of the year.

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POLYPORE Sold to AsahiKASEI and 3M

Transaction Summary

Date Announced	• February 23, 2015
Key Terms	• Asahi Kasei will purchase Polypore for $60.50/share • All cash • Firm Value of ~$3.2bn • ~24% premium over 20 day trailing VWAP • Immediately prior to Asahi Kasei's acquisition of Polypore, 3M will acquire assets of the Separations Media Segment for $1bn via an asset purchase, with Asahi Kasei receiving cash proceeds
Polypore Valuation	• Firm Value / LTM 9/27/2014 EBITDA: 18.9x
Financing	• 3M: cash on balance sheet (mostly overseas) • Asahi Kasei: cash on balance sheet and new bridge loans, with permanent financing put in place later
Closing Conditions	• Subject to shareholder and regulatory approvals • Both 3M and Asahi Kasei transactions are conditional upon one another

Transaction Rationale

Asahi Kasei

- Compelling fit with Asahi Kasei's electronics business
- Opportunity to accelerate growth in battery separator technology
- Highly synergistic R&D and manufacturing capabilities, as well as complementary marketing resources and human capital

3M

- Filtration is a priority growth area for 3M
- Complementary technologies with 3M's existing filtration business in life sciences, industrial, water treatment, electronics and food service

Illustrative Transaction Structure

Step 1

- Polypore sells healthcare and industrial membranes business to 3M

Step 2

- Asahi Kasei acquires all Polypore shares


3M
Subsidiaries
Separations Media Business
MEMBRANA
AsahiKASEI
U.S. Subsidiary
POLYPORE
Energy Storage Business
CELGARD
DARAMIC

Source: Company filings.

Polypore Transaction Valuation Breakdown

There are a several ways to assess the valuation multiples for Asahi Kasei and 3M given that PPO's corporate expenses are reported separately from each segment. In this analysis we derived valuation multiples under 3 scenarios, as outlined below.

EBITDA Allocation Scenario Assumptions

We assessed LTM 9/27/2014 EBITDA multiples for Asahi Kasei and 3M based on 3 EBITDA allocation scenarios:

1. Each of Asahi Kasei and 3M ignore corporate expenses as each has in –place corporate infrastructure
2. Corporate expenses are absorbed by each business pro-rata based on EBITDA contribution
3. Asahi Kasei keeps all corporate expenses, 3M has none

Transaction Multiples (Firm Value / LTM EBITDA)



Asahi KASEI
(Energy Storage, ~$2.2bn)
3M
(Separations Media, ~$1.0bn)
18.9x
18.8x
21.2x
23.0x
13.4x
15.1x
13.4x
Polypore Transaction Multiple
Ignore Corporate Expenses
Corporate Expenses Allocated per EBITDA
Asahi Kasei Keeps Corporate Expenses
Ignore Corporate Expenses
Corporate Expenses Allocated per EBITDA
Asahi Kasei Keeps Corporate Expenses

Source: Company filings.
Note: Scenario 1 assumes LTM EBITDA of $119.3mm for Energy Storage (acquired by Asahi Kasei) and $74.7mm for Separations Media (acquired by 3M); Scenario 2 assumes LTM EBITDA of $105.9mm for Energy Storage and $66.3mm for Separations Media; Scenario 3 assumes LTM EBITDA of $97.6mm for Energy Storage and $74.7mm for Separations Media.

Polypore Overview

Business Description

- Polypore develops, manufactures, and markets specialized microporous membranes used in separation and filtration processes
  - Energy Storage (69 % of FY2013 revenues): offers battery separator membranes used in lead-acid, lithium-ion, and other batteries
  - Separations Media (31% of FY2013 revenues): produces membranes used **in medical and industrial applications, including hemodialysis, blood oxygenation, and various microfiltration, ultrafiltration, and gasification / degasification applications**
- End markets include: transportation and industrial batteries, consumer electronics devices, pharmaceutical manufacturing, blood and serum purification, desalination and municipal water treatment
- Warburg Pincus PLC exited ownership of Polypore in Sept 2011
- The company has operations in North and South America, Europe, and Asia with over 2,200 employees
- Founded in 1966 and is headquartered in Charlotte, NC
- Robert Toth has been CEO since 2005

Financial Summary

($ in millions except per share data)

	Fiscal Year Ending December 28,			
	2012A	2013A	LTM 9/27/14	2015E
Revenue	$717	$636	$663	$738
Growth	*(6.0%)*	*(11.3%)*	*NM*	*10.0%*
EBITDA	$193	$144	$172	$202
Margin	*26.9%*	*22.7%*	*26.0%*	*27.4%*
EBIT	$138	$88	$117	$120
Margin	*19.2%*	*13.8%*	*17.6%*	*16.3%*
Net Income	$71	$33	$44	$73
Margin	*9.9%*	*5.3%*	*6.7%*	*9.9%*
Valuation Multiples:				
FV / Revenue	–	–	4.9x	4.4x
FV / EBITDA	–	–	18.9	16.1
FV / EBIT	–	–	27.8	27.1
P / E	–	–	62.7	37.9

Transaction Value	
BS as of 09/27/14	
Share Price	**$60.50**
52 Week High	59.88
52 Week Low	29.59
Equity Value	**$2,776**
Total Debt	500
Total Cash	(35)
NCI	7
Deal Value	**$3,247**
CAGR (2013A - 2015E)	
Revenue	7.7%
EBITDA	18.4
EBIT	16.8
Net Income	47.9

Revenue Breakdown (FY2013)

FY 2013 Total Sales: $636mm

Segments


Sperations Media 31%
Energy Storage 69%

Geography


Other 13%
United States 36%
China 11%
France 12%
Germany 28%

LTM Price Performance


Sale Announced
5/9/14: Announced Q1 earnings, came in-line with consensus estimates on revenue and EPS; BoD authorized share repurchase plan for 10% of shares outstanding
11/6/14: Announced Q3 earnings, beat on both revenue and EPS consensus estimates by 0.1% and 5.9%, respectively
PPO: $59.45 100.6%
S&P 500: 14.5%
210%
200
190
180
170
160
150
140
130
120
110
100
90
Feb-14
May-14
Aug-14
Nov-14
Feb-15

Source: Company filings, website and Wall Street research.
Note: Market data as of February 24, 2015.

Polypore Overview – Products

Energy Storage

Electronics & EDVs

- Mobile communications (phones)
- Portable electronics (laptop computers, tablets, audio, visual, gaming)
- Power tools, lawn & garden, home electronics
- Electric drive vehicles (EDVs)
- Energy storage systems (ESS)



Transportation & Industrial

- Cars/trucks/forklifts
- Motorcycles/scooters/golf carts
- Submarines
- Emergency backup power



Separations Media

Healthcare

- Hemodialysis
- Blood oxygenation
- Plasmapheresis



Industrial & Specialty Filtration

- Liquid filtration
- Gasification
- Degasification
- Various separations



Additional Transaction Highlights

Asahi KASEI

- Synergistic footprint



Manufacturing and R&D Sites:
★ Asahi Kasei's Hipore
■ Celgard's (Polypore) Operations
● Daramic's (Polypore) Operations

3M

- Adj. EPS accretion of $0.04/share in first the first 12 months following the transaction[1]
- Structured as an asset deal, allows for a full step-up in the tax basis of the acquired assets
  - Taking into account the estimated PV of the tax step-up, 3M believes it paid ~12x LTM EBITDA

Source: Company filings.
(1) Excludes purchase accounting and one-time expenses. Including those items would instead lead to dilution of ~$0.03/share during the same time period.

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